UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth under 5.02 of this Current Report on Form 8-K relating to the Amendment (as defined below) and the Restricted Stock Agreement (as defined below) is hereby incorporated into this Item 1.01 by this reference.

Section 2 - Financial Information
Item 2.06. Material Impairments
On February 6, 2015, LMI Aerospace, Inc. (the “Company”) concluded that the Company expects to record a non-cash, non-deductible goodwill impairment charge in the range of $24 million to $29 million in its consolidated financial statements for the quarter ended December 31, 2014, related to the Company’s Engineering Services segment. This non-cash impairment charge is not expected to result in any impact to the Company’s liquidity, compliance with its debt covenants, or any future operations.
Under Accounting Standards Codification (ASC) 350 “Intangibles Goodwill and Other”, the Company is required to test its goodwill and other intangible assets for impairment annually or when a triggering event has occurred that would indicate it is more likely than not that the fair value of the reporting unit is less than the book value including goodwill and other intangibles. The Company determined that an impairment of goodwill was required after conducting its required annual impairment test for each of its reporting units. The conclusion that an impairment charge is necessary is primarily the result of the sustained decline in sales and profitability with respect to our engineering services business.
Section 3 - Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On February 2, 2015, the Company finalized the appointment of Jennifer Alfaro as its Chief Human Resources Officer, which appointment was previously disclosed on the Company’s Current Report on Form 8-K dated January 12, 2015 (the “Prior Form 8-K”). In connection with her appointment Ms. Alfaro was granted 4,217 shares of restricted Company common stock (the “Shares”). The Shares are subject to certain vesting conditions, were granted as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) and were granted in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. No commissions or other remuneration was paid in connection with the grant of the Shares.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, the Company and Lawrence E. Dickinson, entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Mr. Dickinson dated February 25, 2014 (the “Original Agreement”). Via this Amendment, Mr. Dickinson was officially appointed as the Company’s President - Strategy and Corporate Development, having previously served as President - Valent Operations. The Amendment modified the Original Agreement by providing that the term will end on January 1, 2016. In addition, Mr. Dickinson’s annual performance bonus for 2015 was revised and will be based upon performance goals to be determined by the Company in consultation with Mr. Dickinson as set forth in the Amendment. The Amendment also redefined the period of certain restrictive covenants imposed on Mr. Dickinson.

In connection with the appointment of Ms. Alfaro, and also previously disclosed on the Prior Form 8-K and generally described in Item 3.02 above, the Company granted Ms. Alfaro the Shares. The award is subject to a Restricted Stock Agreement between the Company and Ms. Alfaro dated February 2, 2015 and accepted February 4, 2015 (the “Restricted Stock Agreement”) and provides for a three-year vesting period.

The foregoing summaries of the Amendment and Restricted Stock Agreement do not purport to be complete and are qualified in their entirety by reference to the complete Amendment and Restricted Stock Agreement, which are attached as Exhibit 10.1 and 10.2, respectively, and incorporated herein by this reference.

Section 8 - Other Events

Item 8.01.	Other Events.

On February 9, 2015, the Company issued a press release announcing the expected impairment and certain management changes (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2015

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Employment Agreement by and between LMI Aerospace Inc. and LMI Aerospace, Inc., dated February 5, 2015.
10.2	Restricted Stock Award Agreement between LMI Aerospace, Inc. and Jennifer Alfaro dated February 2, 2015
99.1	Press Release issued by LMI Aerospace, Inc. dated February 9, 2015.